Exhibit 99.1
Company contacts:
Bob Blair
Investor Relations
949.672.7834
robert.blair@wdc.com
Steve Shattuck
Public Relations
949.672.7817
steve.shattuck@wdc.com
FOR IMMEDIATE RELEASE:
WD ANNOUNCES Q1 REVENUE OF $2.1 BILLION AND
NET INCOME OF $211 MILLION, OR 93 CENTS PER SHARE
Strong Profitable Year-over-Year Growth Continues:
Revenue Up 19 Percent, Units 34 Percent and Net Income 206 Percent
LAKE FOREST, Calif. — Oct. 23, 2008 — Western Digital Corp. (NYSE: WDC) today reported revenue of $2.1 billion, on shipments of approximately 39.4 million units, with net income of $211 million, or $0.93 per share, for its fiscal first quarter ending September 26, 2008. The September quarter results represented strong year-over-year performance, including growth in revenue and unit shipments of 19 percent and 34 percent, respectively. In the year-ago quarter, the company reported revenue of $1.8 billion, unit shipments of 29.4 million, and net income of $69 million, or $0.31 per share. Net income in the year-ago period was reduced by charges of $60 million for taxes related to the license of intellectual property to subsidiaries and $49 million for in-process research and development related to the acquisition of Komag.

WD Announces Q1 Revenue of $2.1 Billion and
Net Income of $211 Million, or $0.93 Per Share

     The company shipped 14.6 million 2.5-inch drives for notebook PCs and external storage, representing a sequential quarterly increase of 25 percent, and 3.9 million 3.5-inch units for the PVR/DVR market in the first quarter, a 5 percent sequential decrease. On a year-over-year basis, these shipments increased by 147 percent and 5 percent, respectively. Branded product revenue of $383 million was essentially flat with the June quarter and up 19 percent year-over-year. The company also continued to grow its shipments of enterprise-class Serial ATA drives and hard drives featuring its unique GreenPower™ technology into the desktop, enterprise and consumer electronics markets.
     The company generated $301 million in cash from operations during the September quarter, ending with total cash and cash equivalents of $1.2 billion.
     John Coyne, WD president and chief executive officer, stated: “By presenting customers with a compelling product set, being selective in market and product mix, being responsive with availability and maintaining our focus on quality, efficiency, cost and execution, we have again demonstrated the strength of the WD business model and the WD team. This proven and disciplined approach has repeatedly produced strong, profitable growth.”
     Reflecting its ongoing targeted R&D investment over the last several years, the company commenced shipment of several new products during the first quarter, including:
•	The WD Scorpio® Blue™ 2.5-inch hard drive family with capacities up to 500 GB, extending WD’s industry leadership in areal density for standard form factor notebook hard drives;

WD Announces Q1 Revenue of $2.1 Billion and
Net Income of $211 Million, or $0.93 Per Share

•	The 500 GB 2.5-inch My Passport™ portable USB drives for easy to use, portable storage of music, videos, photos and data files;

•	The second-generation WD Caviar® Green™ hard drives with significantly improved power, efficiency and performance;

•	The WD ShareSpace™ high-speed network storage system that provides up to 4 TB of cost-effective, centralized storage for small office and home networks;

•	An expanded enterprise product line with the addition of high-capacity, high-performance WD RE 3 750 GB and 1 TB 3.5-inch SATA hard drives; and

•	The new backplane-compatible WD VelociRaptor™ hard drive, in both 3.5-inch and 2.5-inch form factors, the latest generation of the company’s 10,000 RPM SATA WD VelociRaptor™ series.
     The investment community conference call to discuss these results and the company’s outlook will be broadcast live over the Internet today at 2 p.m. PDT/5 p.m. EDT. The call will be accessible live and on an archived basis via the link below:
Audio Webcast:	www.westerndigital.com/investor Click on “Conference Calls”

Telephone Replay:	866-517-3736 (toll-free) +1-203-369-2047 (international)
About WD
     WD, one of the storage industry’s pioneers and long-time leaders, provides products and services for people and organizations that collect, manage and use digital information. The company produces reliable, high-performance hard drives that keep users’ data accessible and secure from loss. WD applies its storage expertise to consumer products for external, portable and shared storage applications.

WD Announces Q1 Revenue of $2.1 Billion and
Net Income of $211 Million, or $0.93 Per Share

     WD was founded in 1970. The company’s storage products are marketed to leading systems manufacturers, selected resellers and retailers under the Western Digital and WD brand names. Visit the Investor section of the company’s Web site (www.westerndigital.com) to access a variety of financial and investor information.
     This press release contains forward-looking statements concerning the strength of WD’s business model and team, WD’s ongoing targeted research and development investment and WD’s industry leadership in areal density for 2.5-inch hard drives. These forward-looking statements are based on WD’s current expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements, including: the impact of current negative global economic conditions; supply and demand conditions in the hard drive industry; actions by competitors; unexpected advances in competing technologies; uncertainties related to the development and introduction of products based on new technologies and expansion into new hard drive markets; business conditions and growth in the various hard drive markets; pricing trends and fluctuations in average selling prices; changes in the availability and cost of commodity materials and specialized product components that WD does not make internally; negative impacts of the conditions in the global credit markets on WD’s investment portfolio; and other risks and uncertainties listed in WD’s recent Form 10-K filed with the SEC on August 20, 2008, to which your attention is directed. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and WD undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances.
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Western Digital, WD, and the WD logo are registered trademarks of Western Digital Technologies, Inc. in the U.S. and other countries. As used for storage capacity, one gigabyte (GB) = one billion bytes, and one terabyte (TB) = one trillion bytes. Total accessible capacity varies depending on operating environment.

WESTERN DIGITAL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions; unaudited)

	Sept. 26,	Jun. 27,
	2008	2008

ASSETS

Current assets:
Cash and cash equivalents	$1,213	$1,104
Short-term investments	2	3
Accounts receivable, net	1,082	1,010
Inventories	477	456
Other	174	158

Total current assets	2,948	2,731
Property and equipment, net	1,674	1,668
Goodwill	116	116
Other intangibles, net	78	81
Other assets	276	279

Total assets	$5,092	$4,875

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$1,215	$1,181
Accrued expenses	243	266
Accrued warranty	93	90
Current portion of long-term debt	45	27

Total current liabilities	1,596	1,564
Long-term debt	462	482
Other liabilities	147	133

Total liabilities	2,205	2,179
Shareholders’ equity	2,887	2,696

Total liabilities and shareholders’ equity	$5,092	$4,875

WESTERN DIGITAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in millions, except per share amounts)
(unaudited)

	Three Months Ended
	Sept. 26,	Sept. 28,
	2008	2007

Revenue, net	$2,109	$1,766
Cost of revenue	1,685	1,443

Gross margin	424	323

Operating expenses:
Research and development	133	91
Selling, general and administrative	57	48
Acquired in-process research and development	—	49

Total operating expenses	190	188

Operating income	234	135
Net interest and other	(4)	3

Income before income taxes	230	138
Income tax provision	19	69

Net income	$211	$69

Net income per common share:

Basic	$0.95	$0.31

Diluted	$0.93	$0.31

Common shares used in computing per share amounts:

Basic	222	219

Diluted	226	224

WESTERN DIGITAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions; unaudited)

	Three Months Ended
	Sept. 26,	Sept. 28,
	2008	2007
Cash flows from operating activities
Net income	$211	$69
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization	117	78
In-process research and development	—	49
Deferred income taxes	—	60
Stock-based compensation	10	8
Loss on investments	3	—
Changes in operating assets and liabilities	(40)	(45)

Net cash provided by operating activities	301	219

Cash flows from investing activities
Acquisitions, net of cash acquired	—	(911)
Capital expenditures	(162)	(163)
Investments, net	1	65

Net cash used in investing activities	(161)	(1,009)

Cash flows from financing activities
Acquisition-related debt, net	—	750
Issuance of common stock under employee plans, net	(1)	10
Repurchases of common stock	(36)	(16)
Tax benefit from employee stock plans	8	—
Repayment of long-term debt	(2)	(3)

Net cash provided by (used in) financing activities	(31)	741

Net increase (decrease) in cash and cash equivalents	109	(49)
Cash and cash equivalents, beginning of period	1,104	700

Cash and cash equivalents, end of period	$1,213	$651